Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

Shapeways Holdings, Inc.

We consent to the incorporation by reference in Registration Statements (333-261563, 333-264160, 333-268055 and 333-271126) on Form S-8 and the Registration Statements (333-260387 and 333-267763) on Form S-3 of Shapeways Holdings, Inc. of our report dated March 30, 2023, relating to our audits of the consolidated financial statements, appearing in this Amendment No. 1 to the Annual Report on Form 10-K of Shapeways Holdings, Inc. for the years ended December 31, 2022 and 2021.

/s/ WithumSmith+Brown, PC

East Brunswick, New Jersey
August 4, 2023